10.1    Agreement and Plan of Organization

                                  EXHIBIT 10.1

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement"), dated as of March 27, 2006, is made by and among Avery Sports Turf, Inc., a Delaware corporation (the "Company"), E Cash, Inc., a New Jersey corporation (herein "E-Cash") and the Person named in Exhibit A hereto (the "E-Cash Shareholder").

                                   BACKGROUND

     The E-Cash Shareholder has agreed to transfer to the Company, and the Company has agreed to acquire from the E-Cash Shareholder, all of the issued and outstanding capital shares of E-Cash (the "E- Cash Shares), in exchange for Twenty Million (20,000,000) post 1 for 400 reverse split shares of the Company's Common Stock to be issued on the Closing Date (the "Company Shares"), which Company Shares shall constitute 95 % of the issued and outstanding shares of the Company's total issued and outstanding Common Stock immediately after the closing of the transactions contemplated herein, in each case on the terms and conditions as set forth herein.

                                   SECTION I
                                  DEFINITIONS

     Unless the context otherwise requires, the terms defined in this Section I will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

     1.1 "Accredited Investor" has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit B.

     1.2 "E-Cash" means, collectively, E-Cash, Inc. and its Subsidiaries, if any.

     1.3 "Company Balance Sheet" means the Company's audited balance sheet at December 31, 2004, included in its Form 10-KSB for its fiscal year ended December 31, 2004, with such audited financial statements being made a part hereof as if fully set forth and repeated herein.

     1.4 "Company Board" means the Board of Directors of the Company.

     1.5 "Company" means, collectively, the Company and its Subsidiaries, if any.

     1.6 "Company Common Stock" means Avery Sports Turf, Inc. common stock, par value $0.001 per share.

     1.7 "Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.


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     1.8 "Agreement" means this Agreement and Plan of Reorganization, including all Schedules and Exhibits hereto, as the same may be from time to time amended, modified or supplemented.

     1.9 "Approved Plans" means a stock option or similar plan for the benefit of employees or others which has been approved by the stockholders of the Company.

     1.10 "Company Common Shares" means the aggregate number of the Company's restricted and unregistered common shares to be issued to the E-Cash Shareholder at Closing.

     1.11 "Closing Date" has the meaning set forth in Section 3.

     1.12 "Code" means the Internal Revenue Code of 1986, as amended.

     1.13 "E-Cash Shares" means issued and outstanding common stock, no par value per share, of E-Cash.

     1.14 "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

     1.15 "Company Board" means the Board of Directors of the Company.

     1.16 "Company Indemnified Party" has the meaning set forth in Section
12.2.1.

     1.17 "Covered Persons" means all Persons, other than the Company, who are parties to indemnification and employment agreements with the Company existing on or before the Closing Date.

     1.18 "Damages" has the meaning set forth in Section 12.1.

     1.19 "Distributor" means any underwriter, dealer or other Person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

     1.20 "Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

     1.21 "Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

     1.22 "Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

     1.23 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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     1.24 "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

     1.25 "Exhibits" means the several exhibits referred to and identified in this Agreement, as follows:

Name and address of the record and beneficial holder of
all of the outstanding Equity securities of E-Cash.                    Exhibit A
Definition of Accredited Investor                                      Exhibit B
Definition of U.S. person                                              Exhibit C
Transfer Restrictions on Company Common Shares                         Exhibit D
Representations and Warranties of E-Cash Shareholder                   Exhibit E
Conditions Precedent to Closing                                        Exhibit F

     1.26 "GAAP" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person's past practices.

     1.27 "Governmental Authority" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

     1.28 "Indebtedness" means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

     1.29 "Indemnified Persons" has the meaning set forth in Section 8.6.1.

     1.30 "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

     1.31 "Laws" means, with respect to any Person, any U.S. or non- U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.


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     1.32 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

     1.33 "Material Company Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of the Company, of the type and nature that the Company is required to file with the Commission.

     1.34 "Material Adverse Effect" means, when used with respect to the Company or E-Cash, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Company or E-Cash, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Company or E-Cash, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Company or E-Cash, as the case may be, operate.

     1.35 "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

     1.36 "Organizational Documents" means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b),
(c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

     1.37 "PCAOB" means the Public Company Accounting Oversight Board.

     1.38 "Permitted Liens" means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the


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obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

     1.39 "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

     1.40 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

     1.41 "Regulation S" means Regulation S under the Securities Act, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     1.42 "Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

     1.43 "Schedule 14(f) Filing" means an information statement filed by the Company on Schedule 14f-1 under the Exchange Act.

     1.44 "Schedules" means the following schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement:

Brokers or Finders engaged by E-Cash Shareholder                Schedule 4.1.5
Liens on E-Cash Shares                                          Schedule 4.3.8
E-Cash Jurisdictions                                            Schedule 5.1
Company Jurisdictions                                           Schedule 6.1
Subsidiaries of the Company                                     Schedule 6.2
Outstanding Company securities obligations                      Schedule 6.8.1
Brokers or Finders engaged by the Company                       Schedule 6.11
Undisclosed Liabilities of the Company                          Schedule 6.12
Company changes subsequent to 12/31/2005                        Schedule 6.13
Agreements of the Company                                       Schedule 6.13.14
Company employment contracts                                    Schedule 6.15.2
Company exceptions - Taxes                                      Schedule 6.16.1

     1.45 "SEC Documents" has the meaning set forth in Section 6.26.


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     1.46 "Section 4(2)" means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

     1.47 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

     1.48 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

     1.49 "Survival Period" has the meaning set forth in Section 12.1.

     1.50 "Taxes" means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing Taxes.

     1.51 "Tax Group" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Company is now or was formerly a member.

     1.52 "Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     1.53 "Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

     1.54 "U.S." means the United States of America.

     1.55 "U.S. person" has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.


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                                   SECTION II
                   EXCHANGE OF SHARES AND SHARE CONSIDERATION

     2.1 Share Exchange. The E-Cash Shareholders desires to transfer to, and the Company desires to acquire from the E-Cash Shareholder, that number of E-Cash Shares set out beside the name of the E-Cash Shareholder in Exhibit B for the consideration and on the terms set forth in this Agreement. Subject to Section 3.2, the aggregate consideration for the E-Cash Shares to be acquired by the Company pursuant to this Agreement will be Twenty Million (20,000,000) post 1 for 400 reverse split shares of Company Common Stock to be issued to the Shareholder based on the E-Cash Shares owned by such E-Cash Shareholder as set forth in Exhibit B.

     2.2 Withholding. The Company shall be entitled to deduct and withhold from the Company Common Shares otherwise payable pursuant to this Agreement to any holder of E-Cash Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of E-Cash Shares in respect of which such deduction and withholding was made.

     2.3 Section 368 Reorganization. For U.S. federal income tax purposes, the exchange by the E-Cash Shareholder of the E-Cash Shares for the Company Common Stock is intended to constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the exchange by the E-Cash Shareholder of the E-Cash Shares for the Company Common Stock as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

     2.4 Directors of Company at Closing. Simultaneously with the Closing of the transactions contemplated by this Agreement and after compliance by the Company with all associated requirements of the Securities Exchange Act, the current director of the Company, Mr. Gary Borglund, shall appoint Richard Schaefer, Robert Waligunda and Richard Brannon to vacant director positions of the Company Board. Immediately thereafter, Mr. Gary Borglund shall resign as a director of the Company.


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                                  SECTION III
                                    CLOSING

     3.1 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement will occur at 1191 Freedom Drive, Suite 550, Reston, Virginia on April 24, 2006 or at such other date as all of the closing conditions set forth in Sections 9 and 10 have been satisfied or waived (the "Closing Date"). At the Closing, each E-Cash Shareholder will deliver to the Company certificate(s) evidencing the number of E-Cash Shares held by such E-Cash Shareholder (as set forth in Exhibit B), along with executed stock powers transferring such E-Cash Shares to the Company, against delivery to each E-Cash Shareholder by the Company of a certificate evidencing such E-Cash Shareholder's pro rata share of the Company Common Shares (as set forth in Exhibit B).

                                   SECTION IV
              REPRESENTATIONS AND WARRANTIES OF E-CASH SHAREHOLDER

     4.1 Generally. The E-Cash Shareholder hereby represents and warrants to the
Company:

          4.1.1 Authority. The E-Cash Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which the E-Cash Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the E-Cash Shareholder is a party, and to perform the E-Cash Shareholder's obligations under this Agreement and each of the Transaction Documents to which the E-Cash Shareholder is a party. This Agreement has been, and each of the Transaction Documents to which the E-Cash Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by the E-Cash Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the E-Cash Shareholder, this Agreement is, and as of the Closing each of the Transaction Documents to which the E-Cash Shareholder is a party will have been, duly authorized, executed and delivered by the E-Cash Shareholder and constitute or will constitute the legal, valid and binding obligation of the E-Cash Shareholder, enforceable against the E-Cash Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors' rights generally.

          4.1.2 No Conflict. Neither the execution or delivery by the E-Cash Shareholder of this Agreement or any Transaction Document to which the E-Cash Shareholder is a party, nor the consummation or performance by the E-Cash Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organization Documents of the E-Cash Shareholder (if the E-Cash Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the E-Cash Shareholder is a party or by which the


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properties or assets of the E-Cash Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the E-Cash Shareholder, or any of the properties or assets of the E-Cash Shareholder, may be subject.

          4.1.3 Ownership of E-Cash Shares. The E-Cash Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Company pursuant to this Agreement, the E-Cash Shares of the E-Cash Shareholder, free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which the E-Cash Shareholder is a party or by which the E-Cash Shareholder or the E-Cash Shares of the E-Cash Shareholder are bound with respect to the issuance, sale, transfer, voting or registration of the E-Cash Shares of the E-Cash Shareholder. At the Closing, the Company will acquire good, valid and marketable title to the E-Cash Shares of the E-Cash Shareholder, free and clear of any and all Liens.

          4.1.4 Litigation. There is no pending Proceeding against the E-Cash Shareholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the E-Cash Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

          4.1.5 No Brokers or Finders. Except as disclosed in Schedule 4.1.5, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the E-Cash Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the E-Cash Shareholder will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

     4.2 Investment Representations. The E-Cash Shareholder hereby represents and warrants to the Company as follows:

          4.2.1 Acknowledgment. The E-Cash Shareholder understands and agrees that the Company Common Shares have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Company Common Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

          4.2.2 Status. By its execution of this Agreement, the E- Cash Shareholder represents and warrants to the Company as indicated on the signature page to this Agreement, either that:

          (a) he is an Accredited Investor; or

          (b) he has the right to acquire Company Common Shares under the terms of this Agreement.


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     The E-Cash Shareholder understands that the Company Common Shares are being offered and sold to the E-Cash Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the E- Cash Shareholder set forth in this Agreement, in order that the Company may determine the applicability and availability of the exemptions from registration of the Company Common Shares on which the Company is relying.

          4.2.3 Additional Representations and Warranties of Accredited Investor. The E-Cash Shareholder indicating that it is an Accredited Investor on the signature page to this Agreement further makes the representations and warranties to the Company set forth on Exhibit E.

          4.2.4 Stock Legends. The E-Cash Shareholder hereby acknowledges and agrees with the Company as follows:

          (a) Restriction on Transfer Legend. The certificates evidencing the Company Common Shares will bear a legend indicating that the Company Common Shares are not registered under any securities Laws and may only be transferred pursuant to a registration statement or an available exemption from the registration requirements of such Laws.

          (b) Other Legends. The certificates representing such Company Common Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

          (c) Opinion. No Shareholder will transfer any or all of the Company Common Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Company Common Shares of the E-Cash Shareholder, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

          (d) Consent. The E-Cash Shareholder understands and acknowledges that the Company may refuse to transfer the Company Common Shares of the E-Cash Shareholder unless the E-Cash Shareholder complies with this Section 4.2.4. The E-Cash Shareholder consents to the Company making a notation on its records or giving instructions to any transfer agent of the


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Company Common Stock in order to implement the restrictions on transfer of the
Company Common Shares.

     4.3 Concerning E-Cash. The E-Cash Shareholder hereby represents and warrants to the Company as follows concerning E-Cash:

          4.3.1 Organization and Qualification. E-Cash is duly incorporated and validly existing under the laws of the State of New Jersey, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, either (i) have a material adverse effect on the business, assets or financial condition of E-Cash, or (ii) materially impair the ability of the E-Cash Shareholder to perform his material obligations under this Agreement (any of such effects or impairments, a "Material Adverse Effect"). E-Cash is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 5.1 is a list of those jurisdictions in which E-Cash presently conducts its business, owns, holds and operates its properties and assets.

          4.3.2 Subsidiaries. E-Cash does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

          4.3.3 Articles of Incorporation and Bylaws. The copies of the Articles of Incorporation of E-Cash as amended to date (the "E-Cash Organizational Documents") that have been delivered to the Company prior to the execution of this Agreement are true and complete and have not been further amended or repealed. E-Cash is not in violation or breach of any of the provisions of the E-Cash Organizational Documents, except for such violations or breaches as, in the aggregate, will not have a Material Adverse Effect.

          4.3.4 Authorization and Validity of this Agreement. The execution, delivery and performance by the E-Cash Shareholder of this Agreement and the recording of the transfer of the E-Cash Shares and the delivery of the E-Cash Shares do not require from the Board or shareholders of E-Cash any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board ,bureau, agency or instrumentality of government that has not been validly and lawfully obtained, filed or registered, as the case may be, except for those that, if not


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obtained or made would not have a Material Adverse Effect.

          4.3.5 No Violation. None of the execution, delivery or performance by the E-Cash Shareholder of this Agreement or any other agreement or instrument contemplated hereby to which the E-Cash Shareholder is a party, nor the consummation by the E-Cash Shareholder of the transactions contemplated hereby will violate any provision of the E-Cash Organizational Documents, or violate or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation of imposition of any Lien under any agreement or instrument to which E- Cash is a party or by which E-Cash is or will be bound or subject, or violate any laws.

          4.3.6 Capitalization. The authorized capital stock of E- Cash consists of 2,500 shares of Common Stock, of which ten ( 10 ) shares are issued and outstanding. There are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating E-Cash to issue any Equity Security of E-Cash. All issued and outstanding shares of the capital stock of E-Cash are duly authorized, validly issued, fully paid and non assessable and have not been issued in violation of any preemptive or similar rights.

          4.3.7 No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) requiring E-Cash to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, E-Cash or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

          4.3.8 Exchanged E-Cash Shares. Upon delivery to the Company of certificates therefore in accordance with the terms of this Agreement, the E-Cash Shares will have been validly issued and fully paid and will be non-assessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens set forth on Schedule 4.3.8 or that might have been created by the Company and restrictions on transfer imposed by this Agreement and the Securities Act.

          4.3.9 E-Cash Shareholder. Exhibit A contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding Equity Securities of E-Cash. Except as expressly provided in this Agreement, no Holder of E-Cash Shares or any other security of E-Cash or any other Person was entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the E-Cash Shares or otherwise. There is no voting trust agreement or arrangement among any of the Holders of any Equity Securities of E-Cash affecting the exercise of the voting rights of any such Equity Securities.

          4.3.10 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of E-Cash have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Except as would not have a Material Adverse Effect, E-Cash is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the E-Cash Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which E-Cash is a party or by which any of the properties, assets or rights of E-Cash are bound or affected. To the knowledge of the E-Cash Shareholder, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which E-Cash is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. E-Cash is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the E-Cash Shareholder, any event or circumstance relating to E-Cash that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits E-Cash from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

          4.3.11 Certain Proceedings. There is no pending Proceeding that has been commenced against E-Cash and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the knowledge of the E-Cash Shareholder, no such Proceeding has been threatened.

          4.3.12 No Brokers or Finders. No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against E-Cash for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the E-Cash Shareholder will indemnify and hold the Company harmless against any liability or expense arising out of, or in connection with, any such claim.

          4.3.13 Title to and Condition of Properties. E-Cash owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of E-Cash as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on E-Cash. The material buildings, plants, machinery and equipment necessary for the conduct of the business of E-Cash as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

                                   SECTION V
                            [INTENTIONALLY OMITTED]

                                   SECTION VI
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The  Company  represents and warrants to the E-Cash Shareholder as follows:

     6.1 Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of Delaware, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect. Schedule 6.1 sets forth a true, correct and complete list of each jurisdiction of organization and each other jurisdiction in which the Company presently conducts its business or owns, holds and operates its properties and assets.

     6.2 Subsidiaries. Except as set forth on Schedule 6.2, the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

     6.3 Organizational Documents. True, correct and complete copies of the certificate of incorporation, bylaws and other constituent documents of the Company, as amended since inception (the "Company Organizational Documents") have been delivered to the E-Cash Shareholder prior to the execution of this Agreement, and no action has been taken, subsequent to such delivery to the E-Cash Shareholder, to amend or repeal such Company Organizational Documents. The Company is not in violation or breach of any of the provisions of its Company Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

     6.4 Authorization. The Company has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party, once the same have been validly and lawfully approved by the Company's Board and the stockholders of the Company, will have been duly authorized by all necessary corporate action; except for such valid and lawful approval of the Company's Board and stockholders, the execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party requires no other authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

     6.5 No Violation. Neither the execution or delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Company Organizational Documents; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by Company, may be subject; or (d) contravene, conflict with, or result in a violation of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

     6.6 Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement has been, and as of the Closing each of the Transaction Documents to which the Company is a party will be, duly authorized, executed and delivered by the Company and constitutes or will constitute, as the case may be, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

     6.7 Securities Laws. Assuming the accuracy of the representations and warranties of the E-Cash Shareholder contained in Section 4 and Exhibit E, the issuance of the Company Common Shares pursuant to this Agreement are and will be, to the best knowledge of the Company (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities laws, and (c) accomplished in conformity with all other applicable federal and state securities laws

     6.8 Capitalization and Related Matters.

          6.8.1 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of five hundred million (500,000,000) shares of common stock, par value one mil ($.001), of which four hundred ninety-seven million, six hundred four thousand, seven hundred sixty-five (497,604,765) common shares are issued and outstanding. All such issued and outstanding shares of the Company's common stock are duly authorized, validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights. On the Closing Date, and after giving effect to a four hundred for one (400:1) reverse stock split, the Company will have sufficient authorized and un-issued Company common stock to consummate the transactions contemplated hereby. Except as disclosed in Schedule 6.8.1 or the SEC Documents, (a) there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but un-issued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock, and (b) there are no outstanding stockholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Company. The issuance of all of the shares of the Company's outstanding common stock described in this Section 6.8.1 have been in compliance with U.S. federal and state securities laws.

          6.8.2 No Redemption Requirements. Except as set forth in Schedule
6.8.2 or in the SEC Documents, there are no outstanding contractual obligations (contingent or otherwise) requiring the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

          6.8.3 Duly Authorized. Upon approval of this Agreement by the Board and stockholders of the Company, the issuance of the Company Common Shares to the E-Cash Shareholder, will have been duly authorized and, upon delivery to the E-Cash Shareholder of certificates therefore in accordance with the terms of this Agreement, the Company Common Shares will have been validly issued and fully paid, and will be non-assessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the E-Cash Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

     6.9 Compliance with Laws. Except as would not have a Material Adverse Effect, the business and operations of the Company has been and is being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, the Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Company and, to the knowledge of the Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect and except for the requirement of the prior approval of the Company's Board and stockholders, the Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

     6.10 Certain Proceedings. There is no pending Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of the Company, no such Proceeding has been threatened.

     6.11 No Brokers or Finders. Except as disclosed in Schedule 6.11, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold the E-Cash Shareholder harmless against any liability or expense arising out of, or in connection with, any such claim.

     6.12 Absence of Undisclosed Liabilities. Except as set forth on Schedule
6.12 or in the SEC Documents, the Company has any no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing or any act or omission at or prior to the Closing, except to the extent set forth on or reserved against on the Company Balance Sheet. Except as set forth on Schedule 6.12, the Company has incurred only liabilities or obligations under agreements entered into in the usual and ordinary course of business since December 31, 2004.

     6.13 Changes. Except as set forth on Schedule 6.13 or in the SEC Documents, the Company has not, since December 31, 2004:

          6.13.1 Ordinary Course of Business. Conducted its business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

          6.13.2 Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

          6.13.3 Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

          6.13.4 Liens. Created or permitted to exist any Lien on any material property or asset of the Company, other than Permitted Liens;

          6.13.5 Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

          6.13.6 Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

          6.13.7 Material Company Contracts. Terminated or modified any Material Company Contract, except for termination upon expiration in accordance with the terms thereof;

          6.13.8 Claims. Released, waived or cancelled any claims or rights relating to or affecting the Company in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

          6.13.9 Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

          6.13.10 Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $10,000 in the aggregate, other than professional fees;

          6.13.11 Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

          6.13.12 Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

          6.13.13 Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

          6.13.14 Agreements. Except as set forth on Schedule 6.13.14 or in the SEC Documents, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

     6.14 Material Company Contracts. Except to the extent filed with the SEC Documents, the Company has made available to the Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Company Contract, including each amendment, supplement and modification thereto.

          6.14.1 No Defaults. Each Material Company Contract is a valid and binding agreement of the Company, and is in full force and effect. Except as would not have a Material Adverse Effect, the Company is not in breach or default of any Material Company Contract to which it is a party and, to the knowledge of the Company, no other party to any Material Company Contract is in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Company Contract or (b) permit the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Company Contract. The Company has not received notice of the pending or threatened cancellation, revocation or termination of any Material Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Company Contract.

     6.15 Employees.

          6.15.1 The Company has no employees, independent contractors or other Persons providing research or other services to them. Except as would not have a Material Adverse Effect, the Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

          6.15.2 No director, officer or employee of the Company is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other Person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director, officer or employee of the Company or (b) the ability of the Company to conduct its business. Except as set forth on Schedule 6.15.2, each employee of the Company is employed on an at-will basis and the Company has no contract with any of its employees which would interfere with the Company's ability to discharge its employees.

     6.16 Tax Returns and Audits.

          6.16.1 Tax Returns. The Company has filed all material Tax Returns required to be filed by or on behalf of the Company and has paid all material Taxes of the Company required to have been paid (whether or not reflected on any Tax Return). Except as set forth on

Schedule 6.16.1, (a) no Governmental Authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction;
(b) there are no Liens with respect to Taxes on the Company's property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the date hereof.

          6.16.2 No Adjustments, Changes. Neither the Company nor any other Person on behalf of the Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

          6.16.3 No Disputes. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Company, nor is any such claim or dispute pending or contemplated. The Company has delivered to the Company true, correct and complete copies of all Tax Returns, if any, examination reports and statements of deficiencies assessed or asserted against or agreed to by the Company or any of the Company's Subsidiaries since their inception and any and all correspondence with respect to the foregoing.

          6.16.4 Not a U.S. Real Property Holding Corporation. The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          6.16.5 No Tax Allocation, Sharing. The Company is not a party to any Tax allocation or sharing agreement. The Company (a) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has no liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

          6.16.6 No Other Arrangements. The Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Company is not "consenting corporations" within the meaning of Section 341(f) of the Code. The Company does not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively of the Code. The Company has no outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, the Company has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the

Code. The Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

     6.17 Material Assets. The financial statements of the Company set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by the Company.

     6.18 Insurance Coverage. The Company has made available to the E-Cash Shareholder, prior to the date of this Agreement, true, correct and complete copies of any insurance policies maintained by the Company on its properties and assets, if any. Except as would not have a Material Adverse Effect, all of such policies (a) taken together, provide adequate insurance coverage for the properties, assets and operations of the Company for all risks normally insured against by a Person carrying on the same business as the Company, and (b) are sufficient for compliance with all applicable Laws and Material Company Contracts. Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Except as set forth on
Schedule 6.18, the Company has not received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder. All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to the Company or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified the Company that they intend to deny liability. There is no existing default under any such insurance policies.

     6.19 Litigation; Orders. Except as set forth on Schedule 6.19, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Company, threatened against or affecting the Company or the Company's properties, assets, business or employees. To the knowledge of the Company, there is no fact that might result in or form the basis for any such Proceeding. The Company is not subject to any Orders.

     6.20 Licenses. Except as would not have a Material Adverse Effect, the Company possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for the Company to engage in its business as currently conducted and to permit the Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "Company Permits"). The Company has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for the Company to engage in its business as currently conducted and to permit the Company to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets. Except as would not have a Material Adverse Effect, the Company Permits are valid and in full force and effect. Except as would not have a

Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Company Permit; or
(b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Company Permit. The Company has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Company Permit. All applications required to have been filed for the renewal of such Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Persons. All Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

     6.21 Interested Party Transactions. Except as disclosed in Schedule 6.21, no officer, director or stockholder of the Company or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Company any goods or services; or (2) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

     6.22 Governmental Inquiries. The Company has provided to the E- Cash Shareholder a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Company from any Governmental Authority, and the applicable Company's response thereto, and each material written statement, report or other document filed by the Company with any Governmental Authority.

     6.23 Bank Accounts and Safe Deposit Boxes. Schedule 6.23 discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box used by the Company, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be.

     6.24 Intellectual Property. The Company does not own, use or license any Intellectual Property in its business as presently conducted, except as set forth in the SEC Documents.

     6.25 Title to and Condition of Properties. Except as would not have a Material Adverse Effect, the Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

     6.26 SEC Documents; Financial Statements. Except as set forth on Schedule 6.26, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents") and is current with respect to its Exchange Act filing requirements. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirement and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-QSB of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. The Company's common stock is listed on the OTC Bulletin Board maintained by the NASD under the symbol AVST, and the Company is not aware of any facts which would make the Company's common stock ineligible for continued quotation on the OTC Bulletin Board.

     6.27 Stock Option Plans; Employee Benefits.

          6.27.1 Set forth on Schedule 6.27.1 and in the Company's December
31, 2004 10-KSB is a complete list of all stock option plans providing for the grant by the Company of stock options to directors, officers or employees. Except as disclosed on Schedule 6.27.1, all such stock option plans are Approved Plans.

          6.27.2 The Company has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided by the Company.

          6.27.3 Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Company, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Company, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Company provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Company.

     6.28 Environmental and Safety Matters. Except as set forth on Schedule 6.28 or in the SEC Documents and except as would not have a Material Adverse Effect:

          6.28.1 The Company has at all time been and is in compliance with all Environmental Laws applicable to the Company..

          6.28.2 There are no Proceedings pending or threatened against the Company alleging the violation of any Environmental Law or Environmental Permit applicable to the Company or alleging that the Company is a potentially responsible party for any environmental site contamination.

          6.28.3 Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to the Company.

     6.29 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

     6.30 Board Recommendation. The Board of the Company, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Company's stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

                                  SECTION VII
                      COVENANTS OF THE E-CASH SHAREHOLDER

     7.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the E-Cash Shareholder will cause E-Cash to

(a) afford the Company and its agents, advisors and attorneys during normal business hours, full and free access to the personnel, properties, contracts, books and records, and other documents and data of E-Cash, (b)furnish the Company and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the Company may reasonably request, and (c) furnish the Company and its agents, advisors and attorneys with such additional financial, operating, and other data and information as the Company may reasonably request.

     7.2 Operation of the Business of E-Cash.

          7.2.1 Between the date of this Agreement and the Closing Date, the E-Cash Shareholder will cause E-Cash to (a) conduct its business only in the ordinary course of business; (b) preserve intact its current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents; and (c) otherwise report periodically to the Company concerning the status of its business, operations, and finances.

     7.3 No Transfers of Capital Stock.

          7.3.1 Between the date of this Agreement and the Closing Date, the E-Cash Shareholder shall not assign, transfer, mortgage, pledge or otherwise dispose of any or all of his E-Cash Shares (or any interest therein) or grant any Person the option or right to acquire such E-Cash Shares (or any interest therein).

     7.4 Required Filings and Approvals.

          7.4.1 As promptly as practicable after the date of this Agreement, the E-Cash Shareholder will make all filings required to be made by them in order to consummate the transactions contemplated by this Agreement, if applicable. Between the date of this Agreement and the Closing Date, the E-Cash Shareholder will (a) cooperate with the Company with respect to all filings that the Company elects to make or is required to make in connection with the transactions contemplated by this Agreement, and (b) cooperate with the Company in obtaining any consents or approvals required to be obtained by the Company in connection herewith.

          7.4.2 Without limiting the foregoing, the E-Cash Shareholder shall promptly furnish to the Company any information reasonably requested by the Company in connection with the preparation, filing and mailing of the Schedule 14(c) Filing, including, without limitation, information concerning E-Cash and the E-Cash Shareholder. the E-Cash Shareholder represents and warrants to the Company that the information supplied by him for inclusion in the Schedule 14(c) Filing will not, on the date the Schedule 14(c) Filing is filed with the Commission or first mailed to the stockholders of the Company, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. If, at any time prior to the Closing Date, any information should be discovered by the Company or the E-Cash Shareholder which should be set forth in an amendment to the Schedule 14(c) Filing so that such Schedule 14(c) Filing would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the E-Cash Shareholder shall promptly notify the Company.

     7.5 Notification. Between the date of this Agreement and the Closing Date, the E-Cash Shareholder will promptly notify the Company in writing if he becomes aware of any fact or condition that causes or constitutes a breach of any of his representations and warranties herein, as of the date of this Agreement, or if the E-Cash Shareholder becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the E-Cash Shareholder will promptly deliver to the Company a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the Company set forth herein, including the right of the Company to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, the E-Cash Shareholder will promptly notify the Company of the occurrence of any breach of any of his covenants in this
Section 7 or of the occurrence of any event that may make the satisfaction of the conditions in Section 9 impossible or unlikely.

     7.6 Closing Conditions. Between the date of this Agreement and the Closing Date, the E-Cash Shareholder will use his commercially reasonable efforts to cause the conditions in Section 9 to be satisfied.

                                  SECTION VIII
                            COVENANTS OF THE COMPANY

     8.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company will (a) afford the E-Cash Shareholder and his agents, advisors and attorneys during normal business hours full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish the E-Cash Shareholder and his agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as the E-Cash Shareholder may reasonably request, and (c) furnish the E-Cash Shareholder and his agents, advisors and attorneys with such additional financial, operating, and other data and information as he may reasonably request.

     8.2 Operation of the Business of the Company. Between the date of this Agreement and the Closing Date, the Company will:

          8.2.1 conduct its business only in the ordinary course of business;

          8.2.2 use its best efforts to preserve intact the current business organization and business relationships, including, without limitation, relationships with suppliers, customers, landlords, creditors, officers, employees and agents;

          8.2.3 obtain the prior written consent of the E-Cash Shareholder prior to taking any action of the type specified in Section 6.13 or entering into any Material Company Contract;

          8.2.4 confer with the E-Cash Shareholder concerning operational matters of a material nature; and

          8.2.5 otherwise report periodically to the E-Cash Shareholder concerning the status of its business, operations, and finances.

     8.3 Required Filings and Approvals.

          8.3.1 As promptly as practicable after the date of this Agreement, the Company will make all filings legally required to be made by it to consummate the transactions contemplated by this Agreement. Between the date of this Agreement and the Closing Date, the Company will cooperate with the E-Cash Shareholder with respect to all filings that the Company is legally required to make in connection with the transactions contemplated hereby.

          8.3.2 Without limiting the foregoing, as promptly as practicable before or after the execution of this Agreement, the Company shall prepare and file the Schedule 14(c) Filing with the Commission. The Company will advise the E-Cash Shareholder, promptly after it receives notice thereof, of any request by the Commission for the amendment of the Schedule 14(c) Filing or comments thereon and responses thereto or requests by the Commission for additional information. The Company shall mail the Schedule 14(c) Filing to its stockholders as promptly as practicable pursuant to the Securities Act, the Exchange Act and the rules and regulations of the Commission related thereto.

     8.4 Notification. Between the date of this Agreement and the Closing Date, the Company will promptly notify the E-Cash Shareholder in writing if the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Company, as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to the E-Cash Shareholder a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of the E- Cash Shareholder set forth herein, including the right of the E-Cash

Shareholder to seek a remedy in damages for losses incurred as a result of such supplemented disclosure. During the same period, the Company will promptly notify the E-Cash Shareholder of the occurrence of any breach of any covenant of the Company in this Section 8 or of the occurrence of any event that may make the satisfaction of the conditions in Section 10 impossible or unlikely.

     8.5 Closing Conditions. Between the date of this Agreement and the Closing Date, the Company will use commercially reasonable efforts to cause the conditions in Section 10 to be satisfied.

     8.6 SEC Documents. Between the date of this Agreement and the Closing Date, Company shall file all reports and other documentation, including without limitation, the preparation of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, required by the Exchange Act and/or the Commission to assure that the Company is current on all Exchange Act reports and to maintain its listing on the OTCBB. In the event the Commission notifies the Company of its intent to review any SEC Document filed prior to Closing or the Company receives any oral or written comments from the Commission with respect to any SEC Document filed prior to Closing, the Company shall promptly notify the E-Cash Shareholder and shall fully comply with all such requests of the Commission.

                                   SECTION IX
           CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE

     The Company's obligation to acquire the E-Cash Shares and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

     9.1 Accuracy of Representations. The representations and warranties of the E-Cash Shareholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the E-Cash Shareholder set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

     9.2 Performance by the E-Cash Shareholder.

          9.2.1 All of the covenants and obligations that the E-Cash Shareholder is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          9.2.2 Each document required to be delivered by E-Cash and the E-Cash Shareholder pursuant to this Agreement at or prior to Closing must have been delivered.

     9.3 No Force Majeur Event. Since the date of this Agreement, there shall not have been any delay, error, failure or interruption in the conduct of the business of E-Cash, or any loss, injury, delay, damage, distress, or other casualty affecting E-Cash, due to force majeur including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

     9.4 Certificate of E-Cash Shareholder. The E-Cash Shareholder will have delivered to the Company a certificate, dated the Closing Date, executed by an authorized representative of the E-Cash Shareholder, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2 and 9.3.

     9.6 Consents.

          9.6.1 all material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by E-Cash and/or the E-Cash Shareholder for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on transactions contemplated by this Agreement.

          9.6.2 without limiting the foregoing, the necessary majority of the stockholders of the Company, in response to the Schedule 14(c) Filing, shall have approved this Agreement and the transactions contemplated by this Agreement, at a duly held meeting of the Company's stockholders, and no Proceeding occasioned by the Section 14(c) Filing shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

     9.7 Documents. E-Cash and the E-Cash Shareholder must have caused the following documents to be delivered to the Company:

          9.7.1 share certificates evidencing the number of E-Cash Shares held by the E-Cash Shareholder (as set forth in Exhibit A), along with executed stock powers transferring such E-Cash Shares to the Company;

          9.7.2 a Secretary's Certificate of E-Cash, dated the Closing Date, certifying attached copies of (A) the E-Cash Organizational Documents, and (B) the resolutions of the E-Cash Board and the shareholders of E-Cash approving this Agreement and the transactions contemplated hereby;

          9.7.3 a certified certificate of good standing, or equivalent thereof, of E-Cash;

          9.7.4 each of the Transaction Documents to which E-Cash and/or the E-Cash Shareholder is a party, duly executed; and

          9.7.5 such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the E-Cash Shareholder pursuant to Section 9.1, (ii) evidencing the performance of, or compliance by the E-Cash Shareholder with any covenant or obligation required to be performed or complied with by them, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

     9.8 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Company, E- Cash or the E-Cash Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

     9.9 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person any claim asserting that such Person
(a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the E-Cash Shares or any other stock, voting, equity, or ownership interest in, E-Cash, or (b) is entitled to all or any portion of the Company Common Shares

     9.10 Further Conditions Precedent. All of the further conditions precedent set forth on Exhibit F hereto must be satisfied by the Person required to take such actions as indicated thereon, or otherwise waived by the parties hereto.

                                   SECTION X
                     CONDITIONS PRECEDENT TO THE OBLIGATION
                    OF THE E-CASH SHAREHOLDER TO THE CLOSING

     The E-Cash Shareholder's obligation to transfer the E-Cash Shares and to take the other actions required to be taken by the E-Cash Shareholder at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the E-Cash Shareholder, in whole or in part):

     10.1 Accuracy of Representations. The representations and warranties of the Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all material respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule. The representations and warranties of the Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects as of the date of this Agreement, and shall be deemed repeated as of the Closing Date and shall then be true and correct in all respects, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule.

     10.2 Performance by the Company.

          10.2.1 All of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

          10.2.2 Each document required to be delivered by the Company pursuant to this Agreement must have been delivered.

     10.3 No Force Majeur Event. Since the date of this Agreement, there shall not have been any delay, error, failure or interruption in the conduct of the business of the Company, or any loss, injury, delay, damage, distress, or other casualty affecting the Company, due to force majeur including but not limited to
(a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

     10.4 Certificate of Officer. The Company will have delivered to the E-Cash Shareholder a certificate, dated the Closing Date, executed by an officer of the Company, certifying the satisfaction of the conditions specified in Sections10.1, 10.2. and 10.3.

     10.6 Consents.

          10.6.1 All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the transactions contemplated hereby.

          10.6.2 without limiting the foregoing, the necessary majority of the stockholders of the Company, in response to the Schedule 14(c) Filing, shall have approved this Agreement and the transactions contemplated by this Agreement, at a duly held meeting of the Company's stockholders, and no Proceeding occasioned by the Section 14(c) Filing shall have been initiated or threatened by the Commission (which Proceeding remains unresolved as of the Closing Date).

     10.7 Documents. The Company must have caused the following documents to be delivered to the E-Cash Shareholder:

          10.7.1 share certificates evidencing the E-Cash Shareholder's ownership of the Company Common Shares (as set forth in Exhibit A);

          10.7.2 a Secretary's Certificate, dated the Closing Date, certifying attached copies of (A) the Company Organizational Documents, (B) the resolutions of the Board of the Company approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of the Company signing this Agreement and any other agreement or instrument contemplated hereby to which the Company is a party;

          10.7.3 a Certificate of Good Standing of the Company;

          10.7.4 each of the Transaction Documents to which the Company is a party, duly executed; and

          10.7.5 such other documents as the E-Cash Shareholder may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Company pursuant to Section 10.1, (ii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company,
(iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

     10.8 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Company, E- Cash or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

     10.9 Further Conditions Precedent. All of the further conditions precedent set forth on Exhibit F hereto must be satisfied by the party required to take such actions as indicated thereon, or otherwise waived by the parties hereto

                                   SECTION XI
                                  TERMINATION

     11.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

          11.1.1 by mutual consent of the Company and the E-Cash Shareholder;

          11.1.2 by the Company, if any of the conditions in Section 9 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this

Agreement) and the Company has not waived such condition on or before the Closing Date; or (ii) by the E-Cash Shareholder, if any of the conditions in
Section 10 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the E-Cash Shareholder to comply with its obligations under this Agreement) and the E-Cash Shareholder has not waived such condition on or before the Closing Date;

          11.1.3 by either the Company or the E-Cash Shareholder, if there shall have been entered a final, non-appealable order or injunction of any Governmental Authority restraining or prohibiting the consummation of the transactions contemplated hereby;

          11.1.4 by the Company, if, prior to the Closing Date, the E-Cash Shareholder is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the Company claiming such breach; provided, however, that the right to terminate this Agreement pursuant to this
Section 11.1.5 shall not be available to the Company if the Company is in material breach of this Agreement at the time notice of termination is delivered;

          11.1.5 by the E-Cash Shareholder, if, prior to the Closing Date, the Company is in material breach of any representation, warranty, covenant or agreement herein contained and such breach shall not be cured within 10 days of the date of notice of default served by the E-Cash Shareholder claiming such breach or, if such breach is not curable within such 10 day period, such longer period of time as is necessary to cure such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1.6 shall not be available to the E-Cash Shareholder if the E-Cash Shareholder is in material breach of this Agreement at the time notice of termination is delivered.

     11.2 Effect of Termination.

          11.2.1 If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.12, 6.11, 11.2, and 13 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

          11.2.2 Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

                                  SECTION XII
                           INDEMNIFICATION; REMEDIES

     12.1 Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive the Closing and expire on the sixth anniversary of the Closing (the "Survival Period"). The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

     12.2 Indemnification by the Company.

          12.2.1 From and after the Closing until the expiration of the Survival Period, the Company shall indemnify and hold harmless the E-Cash Shareholder (the "Company Indemnified Party"), from and against any Damages arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by the Company in this Agreement or in any certificate delivered by the Company pursuant to this Agreement; or

     (b) any breach by the Company of any covenant or obligation of the Company in this Agreement required to be performed by the Company on or prior to the Closing Date.

     12.3 Limitations on Amount - the Company. The Company Indemnified Party shall not be entitled to indemnification pursuant to Section 12.3, unless and until the aggregate amount of Damages with respect to such matters under Section
12.3.1 exceeds $250,000, at which time the Company Indemnified Party shall be entitled to indemnification for the total amount of such Damages in excess of $250,000.

     12.4 Determining Damages. Materiality qualifications to the representations and warranties of the Company shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the amounts set forth in Section 12.3 has been met.

     12.5 Breach by E-Cash Shareholder. Nothing in this Section 12 shall limit the Company's right to pursue any appropriate legal or equitable remedy against the E-Cash Shareholder with respect to any Damages arising, directly or indirectly, from or in connection with: (a) any breach by the E-Cash Shareholder of any representation or warranty made by the E-Cash Shareholder in this Agreement or in any certificate delivered by the E-Cash Shareholder pursuant to this Agreement or (b) any breach by the E-Cash Shareholder of his covenants or obligations in this Agreement. All claims pursuant to this Section 12.5 shall be brought by the Company and those Persons who were stockholders of the Company immediately prior to the Closing.

                                  SECTION XIII
                               GENERAL PROVISIONS

     13.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     13.2 Public Announcements. The Company shall promptly, but no later than three business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, the Company and the E-Cash Shareholder shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

     13.3 Confidentiality.

          13.3.1 Subsequent to the date of this Agreement, the Company and the E-Cash Shareholder will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

          13.3.2 In the event that any party is required to disclose any information of another party pursuant to clause (b) or (c) of Section 13.3.1,the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party")with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 13.3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

          13.3.3 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     13.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to Company:                                With a copy to:

Avery Sports Turf, Inc.
2535 Pilot Knob Road Suite 118
Mendota Heights, MN  55120

Attention: Gary Borglund                       Attention:
Telephone: No.: 651-452-1606                   Telephone No.:
Facsimile No.:   651-452 5828                  Facsimile No:

If to Company                                  With a copy to

E Cash, Inc.
28 Baiting Place Road
Farmingdale, New York 11735

Attention: Richard Schaefer                    Attention:
Telephone No.: 631-777-2772                    Telephone No.:
Facsimile No.:  631-777-2722                   Facsimile No.:

     13.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     13.6 Waiver. The rights and remedies of the parties to this

Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     13.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

     13.8 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 8.6 and Section 12.3, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     13.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     13.10 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     13.11 Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

     13.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                           COUNTERPART SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Company:
Avery Sports Turf, Inc.                           Signed: /s/

Signed: /s/                                       Printed Name: Gary Borglund
Printed Name Gary Borglund
Title:                                            President and Chairman

"E-Cash"
E Cash, Inc.
Signed: /s/       Richard Schaefer
Printed Name: Richard Schaefer
Title: President and Chairman of the Board

"E-Cash Shareholder"


Richard Schaefer

                                   EXHIBIT A

                             E-CASH SHAREHOLDER AND
                        E-CASH SHARES AND COMPANY COMMON
                             SHARES TO BE EXCHANGED

Total shares to be delivered by the E-Cash Shareholder to the Company: 10 Shares

Total Company Common Shares to be delivered by the Company to the Shareholder:

------------------

                          Number of    Percentage of  Percentage of Company's
Name and Address of        Shares       Total Shares    Shares of Common
Each Shareholder           Owned           Owned      Stock Immediately After
                                                             Closing

Richard Schaefer           10               100%                95%

                                   EXHIBIT B

                       DEFINITION OF "ACCREDITED INVESTOR

"The term "accredited investor" means:

1. A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in
Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

2. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

3. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

4.  A director or executive officer of the Company.

5. A natural person whose individual net worth or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000.

6. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

7. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

8. An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

                                   EXHIBIT C

                          DEFINITION OF "U.S. PERSON"

1.    "U.S. person" (as defined in Regulation S) means:

i.    Any natural person resident in the United States;

ii. Any partnership or corporation organized or incorporated under the laws of the United States;

iii.  Any estate of which any executor or administrator is a U.S. person;

iv.   Any trust of which any trustee is a U.S. person;

v.    Any agency or branch of a foreign entity located in the United States;

vi. Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

vii. Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

viii. Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

2. Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person.

3. Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

i. An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

ii. The estate is governed by foreign law

4. Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

5. Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

6. Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

i. The agency or branch operates for valid business reasons; and

ii. The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

7. The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

                                   EXHIBIT D

                 TRANSFER RESTRICTIONS ON COMPANY COMMON SHARES

1. Restriction on Transfer Legend. The certificates evidencing the Company Common Shares will bear a legend indicating that the Company Common Shares are not registered under any securities Laws and may only be transferred pursuant to a registration statement or an available exemption from the registration requirements of such Laws; AND

2. Other Legends. The certificates representing such Company Common Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract; AND

3. Opinion. No Shareholder may transfer any or all of the

Company Common Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Company Common Shares, without first providing the Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(d) Consent. Each E-Cash Shareholder understands and acknowledges that the Company may refuse to transfer the Company Common Shares of any E-Cash Shareholder unless such E-Cash Shareholder complies with this Section 4.2.4. Each E-Cash Shareholder consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company Common Stock in order to implement the restrictions on transfer of the Company Common Shares.


                                   EXHIBIT E

                      ACCREDITED INVESTOR REPRESENTATIONS

Each E-Cash Shareholder indicating that he is an Accredited Investor further represents and warrants to the Company as follows:

1. Such Shareholder qualifies as an Accredited Investor on the basis set forth on his signature page to this Agreement.

2. Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder's interests in connection with the transactions contemplated by this Agreement.

3. Such Shareholder has consulted, to the extent that he has deemed necessary, with his tax, legal, accounting and financial advisors concerning his investment in the Company Common Shares.

4. Such Shareholder understands the various risks of an investment in the Company Common Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing his entire investment in the Company Common Shares.

5. Such Shareholder has had access to the Company's publicly filed reports with the SEC.

6. Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in the Company Common Shares.

7. Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Company Common Shares.

8. Such Shareholder is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

9. Such Shareholder is acquiring the Company Common Shares for such Shareholder's own account, for investment and not for distribution or resale to others.

10. Such Shareholder will not sell or otherwise transfer the Company Common Shares, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

11. Such Shareholder understands and acknowledges that the Company is under no obligation to register the Company Common Shares for sale under the Securities Act.

12. Such Shareholder consents to the placement of a legend on any certificate or other document evidencing the Company Common Shares substantially in the form set forth in Section 4.2.5(a).

13. Such Shareholder represents that the address furnished by such Shareholder on his signature page to this Agreement and in Exhibit A is such Shareholder's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14. Such Shareholder understands and acknowledges that the Company Common Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

15. Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Company Common Shares.


                                   EXHIBIT F

                    FURTHER CONDITIONS PRECEDENT TO CLOSING

Notwithstanding anything to the contrary contained in the Agreement (including the exhibits and schedules annexed hereto) the following conditions must be satisfied (or waived by all parties) prior to closing:

1. The Company shall effectuate (or set into motion the effectuation of) a 1 for 400 reverse stock split of all outstanding Company shares of common stock so that the remaining 400 million pre split shares of Company common stock (after cancellation of the shares referred to in 1 above) will be reduced to approximately 1 million shares.

2. The Company shall provide the E-Cash Shareholder and E-Cash evidence that the $355,394 indebtedness of Company to Gary Borglund has been satisfied and/or otherwise extinguished and that Mr. Borglund has released the Company from any further liability regarding such indebtedness.

3. The Company shall provide the E-Cash Shareholder and E-Cash with written documentation indicating that the Letter of Intent between the Company and Copacabana disclosed in the SEC Documents has been terminated with no further obligation or liability to the Company.

4. The Company shall have settled the Castro Litigation disclosed in the SEC Documents and shall provide the E-Cash Shareholder and E-Cash with all documentation as they may reasonably request, including, without limitation, a copy of the stipulation of discontinuance filed with the appropriate court and any and all releases executed in connection therewith.

5. Unless otherwise disclosed in this Agreement, the Company shall provide the E-Cash Shareholder and E-Cash with all documentation relating to all Stock Plans, including, without limitation a schedule containing a list of all persons participating in such plans and the amount of shares issued to such persons under said plans.

6. The Company shall provide the E-Cash Shareholder and E-Cash with written documentation indicating that the Consulting Agreement between the Company and Mr. Avery disclosed in the SEC Documents has been terminated with no further obligation or liability to the Company.

7. The Company shall prepare Company's Annual Report on Form 10-KSB in such form as is required by the Exchange Act and the rules and regulations thereunder so that such report may be ready for filing as of the Closing Date.

8. The Company shall have fully and effectively assigned all of its obligations under the Lease disclosed in the SEC Documents.

                                SCHEDULE 4.1.5.

                    BROKERS OR FINDERS - E-CASH SHAREHOLDERS

                                      None

                               [end of schedule]

                                 SCHEDULE 4.3.8

                             LIENS ON E-CASH SHARES

                                      None

                               [end of schedule]

                                  SCHEDULE 5.1

                              E-CASH JURISDICTIONS

                                   New Jersey

                                [end of exhibit]

                                  SCHEDULE 6.1

                             COMPANY JURISDICTIONS

                                    Delaware

                               [end of schedule]

                                  SCHEDULE 6.2

                          SUBSIDIARIES OF THE COMPANY

                                      None

                               [end of schedule]

                                 SCHEDULE 6.8.1

                     SECURITIES OBLIGATIONS OF THE COMPANY

                                      None

                               [end of schedule]

                                 SCHEDULE 6.8.2

                      COMPANY OBLIGATIONS - COMPANY SHARES

                                      None

                               [end of schedule]

                                 SCHEDULE 6.11

                        BROKERS OR FINDERS - THE COMPANY

                                      None

                               [end of schedule]

                                 SCHEDULE 6.12

                              COMPANY LIABILITIES

                                      None

                               [end of schedule]

                                 SCHEDULE 6.13

                    COMPANY CHANGES SUBSEQUENT TO 12/31/2004

                                      None

                               [end of schedule]

                                SCHEDULE 6.13.14

                           AGREEMENTS OF THE COMPANY

                                      None

                               [end of schedule]

                                SCHEDULE 6.15.2

                      EMPLOYMENT AGREEMENTS - THE COMPANY

                                      None

                               [end of schedule]

                                SCHEDULE 6.16.1

                           COMPANY EXCEPTIONS - TAXES

                                      None

                               [end of schedule]

                                 SCHEDULE 6.18

                          INSURANCE MATTERS (COMPANY)

                                      None

                               [end of schedule]

                                 SCHEDULE 6.19

                               COMPANY LITIGATION

                                      None

                               [end of schedule]

                                 SCHEDULE 6.21

                     COMPANY INTERESTED PARTY TRANSACTIONS

                                      None

                               [end of schedule]

                                 SCHEDULE 6.23

                          COMPANY BANKING INFORMATION

                                      None

                               [end of schedule]

                                 SCHEDULE 6.26

                        COMPANY EXCEPTIONS - SEC FILINGS

                                      None

                               [end of schedule]

                                SCHEDULE 6.27.1

                           COMPANY STOCK OPTION PLANS

                                      None

                               [end of schedule]

                                 SCHEDULE 6.28

                        COMPANY ENVIRONMENTAL EXCEPTIONS

                                      None

                               [end of schedule]